EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 196 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 033-00572) of my opinion dated November 22, 2022, which was filed as Exhibit (i) to Post-Effective Amendment No. 195.

/s/ Katherine Campbell
Katherine Campbell, Esq.

December 22, 2022

Boston, Massachusetts